[GRAPHIC OMITTED]
AKIN GUMP
STRAUSS HAUER & FELD LLP
     Attorneys at Law


                                                                Exhibit 5.1
                                  June 23, 2004



American Physicians Service Group, Inc.
1301 Capital of Texas Highway South, Suite B-200
Austin, Texas  78746

Ladies and Gentlemen:

         We have acted as special counsel to American Physicians Service Group, Inc. (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of up to 400,000 shares (the "Company Shares") of the Company's common stock, par value $0.10 per share, to be issued under the Amended and Restated 1995 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc. (the "STOCK OPTION PLAN").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under that Act and the Company Shares are issued and delivered as described in the Registration Statement (and the prospectus referred to therein) and the Stock Option Plan, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Texas Business Corporation Act.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                   Sincerely,



                                    /s/ Akin Gump Strauss Hauer & Feld, LLP
                                    ----------------------------------------
                                    AKIN GUMP STRAUSS HAUER & FELD LLP